UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2026

Twin Vee PowerCats Co.

(Exact name of registrant as specified in its charter)

Nevada	001-40623	27-1417610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3101 S. US-1

Ft. Pierce, Florida 34982

 (Address of principal executive offices)

(772) 429-2525

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	VEEE	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2026, Twin Vee PowerCats Co. (the “Company”) delivered a notice of non-renewal (the “Notice”) pursuant to the terms of the Employment Agreement, effective as of July 23, 2021, with Joseph Visconti (the “Employment Agreement”). The Notice shall be treated as a non-renewal of the Employment Agreement beyond the Initial Term (as defined in the Employment Agreement), which will remain in full force and effect through the expiration of the Initial Term on July 23, 2026 in accordance with its full terms and conditions. The non-renewal was not due to any disagreement between Mr. Visconti and the Company on any matter.

Following July 23, 2026, Mr. Visconti will continue to serve as the Company’s Chief Executive Officer, Interim Chief Financial Officer and President on an at-will basis.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which was filed as Exhibit 10.7 to the Company’s Registration Statement on Form S-1/A (File No. 333-255134), filed with the Securities and Exchange Commission on June 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2026	TWIN VEE POWERCATS CO.

	By:	/s/ Joseph Visconti
	Name:	Joseph Visconti
	Title:	Chief Executive Officer, Interim Chief Financial Officer and President